OVERVIEW OF U.S. SOUTH ACQUISITIONS November 2022 Exhibit 99.2

Overview of U.S. South Acquisitions | November 2022 Forward-Looking Statements and Non-GAAP Financial Measures Forward-Looking Statements – Certain statements in this press release regarding anticipated financial and other benefits of the acquisitions described herein (the “Acquisitions”), the expected closing of the transactions contemplated thereby and other similar statements relating to Rayonier’s future events, developments or financial or operational performance or results, are “forward-looking statements” made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995 and other federal securities laws. These forward-looking statements are identified by the use of words such as “may,” “will,” “should,” “expect,” “estimate,” “believe,” “intend,” “project,” “anticipate” and other similar language. However, the absence of these or similar words or expressions does not mean that a statement is not forward-looking. While management believes that these forward-looking statements are reasonable when made, forward-looking statements are not guarantees of future performance or events and undue reliance should not be placed on these statements. The following important factors, among others, could cause actual results or events to differ materially from those expressed in forward-looking statements that may have been made in this document: our ability to satisfy all of the conditions to the closing of the Acquisitions and to complete the Acquisitions on the timeline contemplated or at all; our ability to realize the anticipated financial and other benefits of the Acquisitions; the cyclical and competitive nature of the industries in which we operate; fluctuations in demand for, or supply of, our forest products and real estate offerings, including any downturn in the housing market; entry of new competitors into our markets; changes in global economic conditions and world events, including the war in Ukraine; business disruptions arising from public health crises and outbreaks of communicable diseases, including the current outbreak of the virus known as the novel coronavirus; fluctuations in demand for our products in Asia, and especially China; the uncertainties of potential impacts of climate-related initiatives; the cost and availability of third party logging, trucking and ocean freight services; the geographic concentration of a significant portion of our timberland; our ability to identify, finance and complete timberland acquisitions; changes in environmental laws and regulations regarding timber harvesting, delineation of wetlands, endangered species and development of real estate generally, that may restrict or adversely impact our ability to conduct our business, or increase the cost of doing so; adverse weather conditions, natural disasters and other catastrophic events such as hurricanes, wind storms and wildfires; the lengthy, uncertain and costly process associated with the ownership, entitlement and development of real estate, especially in Florida and Washington, including changes in law, policy and political factors beyond our control; the availability and cost of financing for real estate development and mortgage loans; changes in tariffs, taxes or treaties relating to the import and export of our products or those of our competitors; changes in key management and personnel; and our ability to meet all necessary legal requirements to continue to qualify as a real estate investment trust (“REIT”) and changes in tax laws that could adversely affect beneficial tax treatment. For additional factors that could impact future results, please see Item 1A - Risk Factors in the Company’s most recent Annual Report on Form 10-K and similar discussion included in other reports that we subsequently file with the Securities and Exchange Commission (the “SEC”). Forward-looking statements are only as of the date they are made, and the Company undertakes no duty to update its forward-looking statements except as required by law. You are advised, however, to review any further disclosures we make on related subjects in our subsequent reports filed with the SEC. Non-GAAP Financial and Net Debt Measures – To supplement Rayonier’s financial statements presented in accordance with generally accepted accounting principles in the United States (“GAAP”), Rayonier has presented forward-looking statements regarding “Adjusted EBITDA,” which is defined as earnings before interest, taxes, depreciation, depletion, amortization, the non-cash cost of land and improved development, non-operating income and expense, operating income (loss) attributable to noncontrolling interest in Timber Funds, the gain on investment in timber funds, Fund II Timberland Dispositions, costs related to the merger with Pope Resources, timber write-offs resulting from casualty events, costs related to shareholder litigation, gain on foreign currency derivatives, internal review and restatement costs, and Large Dispositions. Adjusted EBITDA is a non-GAAP measure that management uses to make strategic decisions about the business and that investors can use to evaluate the operational performance of the assets under management. It excludes specific items that management believes are not indicative of the Company’s ongoing operating results. Rayonier is unable to present a quantitative reconciliation of forward-looking Adjusted EBITDA to its most directly comparable forward-looking GAAP financial measures because such information is not available, and management cannot reliably predict all of the necessary components of such GAAP measures without unreasonable effort or expense. In addition, we believe such reconciliations would imply a degree of precision that would be confusing or misleading to investors. The unavailable information could have a significant impact on Rayonier’s future financial results. These non-GAAP financial measures are preliminary estimates and are subject to risks and uncertainties, including, among others, changes in connection with quarter-end and year-end adjustments. Any variation between the company's actual results and preliminary financial data set forth above may be material. 1

Overview of U.S. South Acquisitions | November 2022 Acquisitions Overview 2

Rayonier U.S. South Acquisitions – Executive Summary

Rayonier to Acquire ~172,400 Acres of Timberlands in Texas, Alabama, Georgia, and Louisiana for $474 million

- Consists of two separate transactions referred to as Project Dionysus (163k acres) and Project Tigercat (9k acres)
- Includes ~137,900 acres of fee ownership (~96% of value or $3,315/acre) and ~34,500 acres of leased land (~4% of value or $500/acre)
- Acquisitions expected to be financed with cash on hand and proceeds from new $250 million term loan through Farm Credit System

Acquisition Highlights

STRONG MARKETS	▪ Weighted-average TimberMart-South (TMS) market ranking of 4.9 (out of 22 markets) ▪ Pro forma for Acquisitions, 72% of RYN's U.S. South acreage in top quartile markets
HIGHLY PRODUCTIVE TIMBERLANDS	▪ 72% plantable with an average expressed site index of 73 (1) ▪ Sustainable yield of 4.8 tons per acre per year (1) (versus 3.5 tons for RYN U.S. South legacy)
WELL-STOCKED INVENTORY	▪ Strong merchantable inventory stocking of 54 tons per acre; average grade mix of ~66% (1) ▪ Mature age-class with average plantation age of ~18 years (1)
COMPLEMENTARY FOOTPRINT	▪ Improves U.S. South sustainable yield by ~11% to ~7.0 million tons ▪ Exceptional fit with Rayonier's existing footprint; improves economies of scale in core markets
STRONG HARVEST & CASH FLOW METRICS	▪ Average annual harvest volume of ~860k tons over the next 10 years (including leased lands) ▪ Expected average annual Adj. EBITDA contribution of ~$25mm (timber-only) over next 10 years (2)
SIGNIFICANT UPSIDE / OPTIONALITY	▪ No wood supply agreements encumber the properties, providing enhanced optionality ▪ Additional upside potential from HBU real estate and natural climate solutions opportunities
STRONG CAPITAL ALLOCATION FIT	▪ Premier acquisition opportunity; provides added scale in strategically located markets ▪ Ideal use of balance sheet capacity and attractive Farm Credit debt; accretive to CAD per share

(1) Productivity and inventory statistics for the Acquisitions are based on fee lands only (i.e., excludes leased lands).
(2) Based on Rayonier estimates. Includes timber operations and customary non-timber revenue (e.g., recreational licenses). Excludes potential HBU and natural climate solutions opportunities.

Rayonier
Overview of U.S. South Acquisitions | November 2022
3

Overview of U.S. South Acquisitions | November 2022 Acquisitions Provide Enhanced Scale in Strong Markets 4 ~137,900 Acres Fee (TX / LA / AL / GA) | ~34,500 Acres Lease (GA)

Overview of U.S. South Acquisitions | November 2022 Acquisitions Upgrade Quality of U.S. South Portfolio 5 Productivity – Site Index (2) The Acquisitions will improve the overall quality of Rayonier’s U.S. South portfolio and will add meaningful scale in some of our strongest timber markets. Commercial Forest Area – % Plantable (1) Sustainable Yield – Tons per Acre per Year (3)Inventory Stocking – Tons per Acre Note: Charts reflect data for the Acquisitions (fee only; excludes lease) versus Rayonier’s U.S. South portfolio as of 9/30/2021 or 12/31/2021 (as applicable) based on most recent Form 10-K. (1) Includes land classified as natural plantable. (2) Site index base age = 25 years for U.S. South. (3) RYN U.S. South based on sustainable yield of 6.1 to 6.5 million tons (per 2021 Form 10-K). Acquisitions based on forecasted long-term sustainable yield. 67% 72% 50% 60% 70% 80% 90% RYN U.S. South Acquisitions 72 73 50 60 70 80 90 RYN U.S. South Acquisitions 37 54 – 10 20 30 40 50 60 RYN U.S. South Acquisitions 3.5 4.8 – 1.0 2.0 3.0 4.0 5.0 6.0 RYN U.S. South Acquisitions

Overview of U.S. South Acquisitions | November 2022 19.9x 19.0x 33.2x 26.1x – 5.0x 10.0x 15.0x 20.0x 25.0x 30.0x 35.0x 40.0x 45.0x Acquisitions (Target EBITDA) NCREIF U.S. South (LTM EBITDA) Rayonier (2022E Adj. EBITDA) Enterprise Value / Adj. EBITDA (excl. Real Estate) Enterprise Value / Adj. EBITDA Acquisitions vs. NCREIF vs. RYN EBITDA* Multiples  Acquisitions expected to average $25 million of Adjusted EBITDA annually (“Target EBITDA”) due to strong productivity attributes and inventory stocking ̶ Target EBITDA is comprised of timber harvest and non- timber income and does not assume any contribution from Real Estate sales or natural climate solutions  Acquisitions purchase price of $474 million represents multiple of 19.0x Target EBITDA  Multiple on Acquisitions compares favorably to NCREIF U.S. South index implied multiples: ̶ LTM (as of 2Q22) EBITDA multiple of 33.2x ̶ 10-year average EBITDA multiple of 40.0x  Multiple on Acquisitions compares favorably to Rayonier’s Enterprise Value to Adjusted EBITDA trading multiples: ̶ EV to 2022E Adjusted EBITDA* of 19.9x ̶ EV to 2022E Adjusted EBITDA* (excl. Real Estate segment Adjusted EBITDA) of 26.1x 6 Key Observations The Acquisitions compare favorably on an EV / EBITDA multiple basis versus the implied multiple of the NCREIF Timberland index as well as Rayonier’s current trading multiples. Enterprise Value / EBITDA Multiple Comparison * Non-GAAP measure (see Appendix for definition). Source: Multiple for Acquisitions based on purchase price and Target EBITDA. Multiple for NCREIF U.S. South Timberland Index based on LTM average index value and EBITDA. Multiples for RYN based on Enterprise Value and midpoint of 2022E Adj. EBITDA guidance per Q2 2022 Financial Supplement. See Appendix for detailed calculations. (1) Enterprise Value to Adj. EBITDA (excluding Real Estate) is designed to capture implied trading multiple of Timber Segments EBITDA for comparison purposes. (1)

Overview of U.S. South Acquisitions | November 2022 Rayonier Acquisitions (Fee-Only) vs. Recent Peer Deals 7 Key metrics for Rayonier’s acquisitions compare favorably to other recent large-scale transactions in the U.S. South. Note: CatchMark (PCH) and Carolinas (WY) metrics based on publicly disclosed acquisition values and public guidance provided by acquirers (i.e., 5 years for CatchMark and 10 years for WY Carolinas). (1) RYN Acquisitions metrics reflect estimates for fee-only lands (i.e., excluding leased acreage) and timber/NTI-only Adj. EBITDA (i.e., excluding Real Estate Adj. EBITDA). (2) CatchMark timber-only EBITDA estimated based on PCH EBITDA guidance of $55 million and PCH commentary indicating that timber represents roughly 2/3rds of total. $3,315 $2,578 $3,280 – $500 $1,000 $1,500 $2,000 $2,500 $3,000 $3,500 $4,000 RYN Acquisitions CatchMark (PCH) Carolinas (WY) 5.0% 4.0% 4.9% – 1.0% 2.0% 3.0% 4.0% 5.0% 6.0% RYN Acquisitions CatchMark (PCH) Carolinas (WY) 20.0x 24.8x 20.5x – 5.0x 10.0x 15.0x 20.0x 25.0x 30.0x RYN Acquisitions CatchMark (PCH) Carolinas (WY) $166 $104 $160 – $25 $50 $75 $100 $125 $150 $175 $200 RYN Acquisitions CatchMark (PCH) Carolinas (WY) Acquisition Price per Acre (1) Avg. Annual EBITDA per Acre (Nominal) (1)(2) CatchMark (PCH): 5-Year / RYN & WY Acquisitions: 10-Year EBITDA Multiple (1)(2) CatchMark (PCH): 5-Year / RYN & WY Acquisitions: 10-Year EBITDA Yield (Nominal) (1)(2) CatchMark (PCH): 5-Year / RYN & WY Acquisitions: 10-Year

Overview of U.S. South Acquisitions | November 2022 U.S. South Market Update 8

Overview of U.S. South Acquisitions | November 2022 -10% -5% 0% 5% 10% 15% 20% 25% 30% 35% 40% – $5 $10 $15 $20 $25 $30 FL -1 FL -2 G A- 2 N C -2 AL -2 TX -2 VA -2 SC -2 LA -1 VA -1 G A- 1 TX -1 SC -1 LA -2 N C -1 AR -1 AL -1 M S- 2 AR -2 M S- 1 TN -1 TN -2 % Change 2020-21 RYN Concentrated in Strongest U.S. South Markets 9 Pro forma for the acquisitions, approximately 72% of Rayonier’s Southern timberlands will be located in top quartile markets (ranked by TimberMart-South composite stumpage pricing). Source: TimberMart-South. Note: Composite pricing assumes mix of 50% pulpwood, 30% chip-n-saw and 20% sawtimber. TMS 2021 Composite Price Quartile Rankings  Supply / demand dynamics are highly localized, as logs generally travel less than 100 miles  Timber consumption vs. inventory growth remains much more tensioned in Coastal Atlantic markets TMS 2021 Composite Price by Region Top Quartile Markets 72% of RYN Southern Lands in Top Quartile Markets (Pro Forma for Acquisitions) Acquisition Markets

Overview of U.S. South Acquisitions | November 2022 $8 $10 $12 $14 $16 $18 $20 $22 $24 $26 $28 1st Quartile 2nd Quartile 3rd Quartile 4th Quartile RYN Acquisitions (Weighted Average) Relative Pricing in Top Markets Continues to Improve 10 TimberMart-South Composite Stumpage Prices by Quartile The Acquisitions are located within markets that have exhibited some of the strongest log pricing and most favorable pricing momentum across the U.S. South over the past few years. Source: TimberMart-South. Note: Composite pricing assumes mix of 50% pulpwood, 30% chip-n-saw and 20% sawtimber. ($ per ton) Avg. TMS Q3-22 Prem / (Disc) to Two-Year Composite Price Median Price Price Change 1st Quartile $23 61% 36% 2nd Quartile $15 4% 7% 3rd Quartile $14 (6%) 14% 4th Quartile $11 (24%) 6% U.S. South Median $14 – 16% RYN Acquisitions $19 30% 23%

Overview of U.S. South Acquisitions | November 2022 Significant Lumber Capacity Expansion in U.S. South 11 Active Mill Expansion in the U.S. South (1) Lumber production and capacity in the U.S. South has grown significantly over the last several years. (1) Reflects mill capacity announced since 2017. New capacity reflected as of announced start date and adjusted based on FEA estimates. Source: Forest Economic Advisors (FEA), TimberMart-South, Forisk, ERA, and press release announcements. U.S. South Lumber Production / Capacity (BBF) 50% 55% 60% 65% 70% 75% 80% 85% 90% 95% 100% – 2.5 5.0 7.5 10.0 12.5 15.0 17.5 20.0 22.5 25.0 20 00 20 01 20 02 20 03 20 04 20 05 20 06 20 07 20 08 20 09 20 10 20 11 20 12 20 13 20 14 20 15 20 16 20 17 20 18 20 19 20 20 20 21 20 22 F Capacity Production Operating Rate

Overview of U.S. South Acquisitions | November 2022 (US$ per MBF) U.S. South Lumber Capacity Gaining Market Share 12 Share of North American Lumber Capacity (1) The U.S. South has gained significant market share over the past 20+ years and is well- positioned moving forward as the lowest cost region within North America. 2021 Average Production Costs by Region (2) (% of N. American Lumber Capacity) Source: Forest Economic Advisors (1) Eastern Canada represents Canada East of Rockies as reflected by FEA. (2) Canadian regional costs converted to US$ using 2021 average exchange rate of US$0.80 per CAD$1.00; British Columbia represents BC Interior as reflected by FEA; Eastern Canada reflects average of Ontario and Quebec as reflected by FEA. – 5% 10% 15% 20% 25% 30% 35% 40% 45% U.S. South British Columbia U.S. West Coast Eastern Canada U.S. West Inland U.S. Other – $50 $100 $150 $200 $250 $300 $350 $400 $450 U.S. South Eastern Canada U.S. West Inland U.S. West Coast British Columbia

Overview of U.S. South Acquisitions | November 2022 – 5% 10% 15% 20% 25% 30% 35% 40% – 10 20 30 40 50 60 70 80 20 00 20 01 20 02 20 03 20 04 20 05 20 06 20 07 20 08 20 09 20 10 20 11 20 12 20 13 20 14 20 15 20 16 20 17 20 18 20 19 20 20 20 21 20 22 E 20 23 (F la t) 20 23 (1 .4 m m ) 20 23 (1 .2 m m ) U.S. South Rest of NA U.S. South Market Share U.S. South Well-Positioned with Increased Market Share 13 North American Lumber Production & U.S. South Share The U.S. South’s advantageous cost position and significantly increased market share of lumber production mitigates the risk of a housing downturn. Source: WWPA, FEA, RYN Analysis. Correlation – Housing Starts vs. NA Lumber Production  Historically, every 100,000 housing starts equates to ~1.86 billion board feet (BBF) of lumber production in North America.  In 2022, the U.S. South is projected to produce 21.3 BBF, or ~36% of total North American production.  Based on the U.S. South’s increased share of North American production, a decline in housing to: – 1.40mm units ≈ 20.5 BBF of production – 1.20mm units ≈ 19.1 BBF of production  These estimates compare favorably to prior peak (2005) production levels of 19.0 BBF. (BBF) Illustrative 2023 Scenarios (% U.S. South) y = 18.564x + 36.336 R² = 0.9136 30 35 40 45 50 55 60 65 70 75 80 0.00 0.50 1.00 1.50 2.00 2.50 N A Lu m be r P ro du ct io n (B B F) U.S. Housing Starts (millions) Prior Peak (2005) U.S. South Production ≈ 19.0BBF

Overview of U.S. South Acquisitions | November 2022 Financing Considerations 14

Sources & Uses / Pro Forma Capitalization

Sources ($ in millions)	
New Term Loan	$250.0
Cash on Hand	226.3
Total	**$476.3**

Uses ($ in millions)	
Acquisition Purchase Price	$474.3
Transaction / Financing Costs	2.0
Total	**$476.3**

Pro Forma Capitalization ($ in millions)	Rayonier @ 9/30/2022	Acquisitions [1]	Pro Forma
Debt	$1,265.6	$250.0	$1,515.6
(–) Cash [2]	276.6	(226.3)	50.3
Net Debt*	$989.1	$476.3	$1,465.3
Shares / Units Outstanding	149.6	–	149.6
Equity Market Capitalization [3]	$5,104.0	–	$5,104.0
Enterprise Value [4]	6,093.1	476.3	6,569.3
Credit Metrics			
2022E / 10-yr. Avg. Adjusted EBITDA* [5]	$320.0	$25.0	$345.0
Pro Forma Interest Expense [6]	34.0	11.3	45.3
Credit Ratios			
Net Debt* / Adj. EBITDA*	3.1x	–	4.2x
Adj. EBITDA* / Pro Forma Interest	9.4x	–	7.6x
Net Debt* / Enterprise Value	16.2%	–	22.3%

(1) Includes transaction / financing fees and expenses.
(2) Includes $15.6 million of restricted cash held by like-kind exchange (LKE) intermediary, which we expect will be used to partially fund the Acquisitions.
(3) Assumes constant share price for Rayonier of $34.11 (price as of 10/28/22) pre and post acquisition.
(4) Based on Equity Market Capitalization plus Net Debt; does not reflect adjustment for noncontrolling interest in New Zealand subsidiary.
(5) 2022E Adjusted EBITDA for Rayonier based on midpoint of company guidance;10-year average Adjusted EBITDA (2023-32) for acquisitions based on RYN estimates.
(6) Rayonier standalone interest expense based on current debt structure; interest expense on incremental acquisition debt assumes average cost of 4.50%.
* Non-GAAP measure (see Appendix for definitions and reconciliations).

Rayonier
Overview of U.S. South Acquisitions | November 2022
15

Overview of U.S. South Acquisitions | November 2022 Conservative Capital Structure & Financial Policy 16 Credit Highlights & Ratio Targets Maintaining a conservative capital structure and maximizing usage of Farm Credit financing provides for an attractive cost of debt relative to underlying timberland returns. Current Credit Ratings  S&P: BBB- / Stable  Moody’s: Baa3 / Stable Credit Highlights  Strong Adjusted EBITDA* margins  High EBITDA-to-FCF conversion  Significant asset coverage  Estimated 3.0% weighted avg. cost of debt (pro forma for acquisition financing) Credit Ratio Targets  Committed to maintaining an investment grade credit profile  Target credit metrics include: ̶ Net Debt* / Adj. EBITDA*: ≤ 4.5x ̶ Net Debt* / Asset Value: ≤ 30% Capitalization & Maturity Profile ($ in millions) 9/30/2022 + / – Pro Forma Total Debt (1) $1,265.6 $250.0 $1,515.6 (–) Cash (1) (276.6) 226.3 (50.3) Net Debt* $989.1 $476.3 $1,465.3 Credit / Valuation Data 2022E Adjusted EBITDA* (2) $320.0 $25.0 $345.0 Shares / OP Units Outstanding 149.6 – 149.6 Enterprise Value (2) $6,093.1 $476.3 $6,569.3 Credit Statistics Net Debt* / Adj. EBITDA* (2) 3.1x – 4.2x Net Debt* / Enterprise Value (2) 16% – 22% ($ in millions) (1) Debt reflects principal on long-term debt, gross of deferred financing costs and unamortized discounts. Cash includes $15.6 million of restricted cash held by LKE intermediary. (2) 2022E Adjusted EBITDA based on midpoint of company guidance. Enterprise value based on equity market capitalization (including Rayonier, L.P. “OP units”) plus net debt based on RYN share price of $34.11 (as of 10/28/22). Assumes constant share price pre and post acquisition. * Non-GAAP measure (see Appendix for definitions and reconciliations). – $100 $200 $300 $400 $500 $600 $700 2022 2023 2024 2025 2026 2027 2028 2029+ Existing Pro Forma

Overview of U.S. South Acquisitions | November 2022 $208 $240 $291 $338 $248 $267 $330 $320 – $50 $100 $150 $200 $250 $300 $350 $400 2015 2016 2017 2018 2019 2020 2021 2022E Adjusted EBITDA Acquisitions a Adjusted EBITDA and Historical Leverage 17 Rayonier’s strong cash flow generation provides healthy debt service coverage; leverage levels have generally been in the range of ~2.5x to 4.5x over the last several years. Historical Net Debt* / Leverage RatioAdjusted EBITDA* Reflects Partial-Year Contribution from Pope ($ in millions) (Net Debt / Adj. EBITDA) Note: 2022E Adjusted EBITDA reflects the midpoint of full-year Adjusted EBITDA guidance and pro forma 10-year average Adjusted EBITDA contribution from Acquisitions; 2022E Net Debt reflects pro forma net debt of $1.5 billion. * Non-GAAP measure (see Appendix for definitions and reconciliations). ($ in millions) $345 $782 $980 $916 $827 $988 $1,215 $1,017 $1,465 3.8x 4.1x 3.2x 2.4x 4.0x 4.5x 3.1x 4.2x – 0.6x 1.2x 1.8x 2.4x 3.0x 3.6x 4.2x 4.8x – $200 $400 $600 $800 $1,000 $1,200 $1,400 $1,600 2015 2016 2017 2018 2019 2020 2021 2022E Net Debt Net Debt / Adj. EBITDA

Overview of U.S. South Acquisitions | November 2022 Appendix: Detailed Maps by State 18

Overview of U.S. South Acquisitions | November 2022 Georgia Properties 19 Georgia Fee | 28,200 Acres The Georgia properties upgrade RYN’s portfolio (e.g., better overall access, expanded logging window, higher percent plantable) and are in some of the best U.S. South timber markets. Georgia Lease | 34,500 Acres

Overview of U.S. South Acquisitions | November 2022 Alabama / Texas / Louisiana Properties 20 Alabama | 35,300 Acres The Alabama, Texas, and Louisiana properties also upgrade RYN’s portfolio and provide meaningfully enhanced scale in attractive markets with strong non-timber income optionality. Texas / Louisiana | 74,400 Acres

Overview of U.S. South Acquisitions | November 2022 Appendix: Non-GAAP Measures & Reconciliations 21

Overview of U.S. South Acquisitions | November 2022 Definitions of Non-GAAP Measures & Pro Forma Items 22 Adjusted EBITDA is defined as earnings before interest, taxes, depreciation, depletion, amortization, the non-cash cost of land and improved development, non-operating income and expense, operating income (loss) attributable to noncontrolling interest in Timber Funds, the gain on investment in timber funds, Fund II Timberland Dispositions, costs related to the merger with Pope Resources, timber write-offs resulting from casualty events, costs related to shareholder litigation, gain on foreign currency derivatives, internal review and restatement costs, and Large Dispositions. Adjusted EBITDA is a non-GAAP measure that management uses to make strategic decisions about the business and that investors can use to evaluate the operational performance of the assets under management. It excludes specific items that management believes are not indicative of the Company's ongoing operating results. Costs related to shareholder litigation is defined as expenses incurred as a result of the shareholder derivative demands. In addition, these costs include the costs associated with class action securities litigation brought against the Company in a case styled In re Rayonier Inc. Securities Litigation, filed in the United States District Court for the Middle District of Florida (Case No. 3:14-cv01395-RJC-JBT) and the Company's response to a subpoena it received from the SEC in November 2014. In July 2016, the Division of Enforcement of the SEC notified the Company that it had concluded its investigation into the Company. In October 2017, the court entered orders approving the settlement of the class action securities litigation and dismissing the case against all defendants with prejudice. Costs related to the merger with Pope Resources include legal, accounting, due diligence, consulting and other costs related to the merger with Pope Resources. Fund II Timberland Dispositions represent the disposition of Fund II Timberland assets, which we managed and owned a co-investment stake in. Fund II Timberland Dispositions attributable to Rayonier represents the proportionate share of Fund II Timberland Dispositions that are attributable to Rayonier. Gain on foreign currency derivatives is the gain resulting from the foreign exchange derivatives the Company used to mitigate the risk of fluctuations in foreign exchange rates while awaiting the capital contribution to the New Zealand subsidiary. Gain on investment in Timber Funds represents the gain recognized on the sale of rights to manage two timber funds (Funds III and IV) previously managed by the Company’s Olympic Resources Management (ORM) subsidiary, as well as its co-investment stake in both funds. Large Dispositions are defined as transactions involving the sale of timberland that exceed $20 million in size and do not have a demonstrable premium relative to timberland value. Net Debt is calculated as total debt less cash and cash equivalents. Timber write-offs resulting from casualty events include the write-off of merchantable and pre-merchantable timber volume destroyed by casualty events which cannot be salvaged.

Overview of U.S. South Acquisitions | November 2022 Reconciliation of Net Debt 23 ($ in millions) 9/30/2022 2021 2020 2019 2018 2017 2016 2015 Current Maturities of Long-term Debt - $125.0 - $ 82.0 - $ 3.4 $ 31.7 - Long-term debt, net of deferred financing costs (excluding Timber Funds) 1,257.7 1,242.8 1,300.3 973.1 972.6 1,022.0 1,030.2 830.6 Less - Fair Market Value Adjustments - - (7.9) - - - - - Plus - Unamortized Discounts 3.2 3.4 - - - - - - Plus - Deferred financing costs 4.7 4.9 2.5 1.9 2.4 3.0 3.6 3.3 Total Debt, (Principal Only, Excluding Timber Funds) $ 1,265.6 $ 1,376.1 $ 1,294.9 $1,057.0 $ 975.0 $1,028.4 $1,065.5 $ 833.9 Cash and cash equivalents, Excluding Timber Funds (1) (260.9) (358.7) (80.5) (68.7) (148.4) (112.7) (85.9) (51.8) Net Debt (2) $ 1,004.7 $ 1,017.4 $ 1,214.4 $ 988.3 $ 826.6 $ 915.7 $ 979.6 $ 782.1 (1) Excludes restricted cash. (2) Non-GAAP measure or pro forma item.

Reconciliation of Operating Income (Loss) to Adjusted EBITDA by Segment

($ in millions)	Southern Timber	Pacific Northwest Timber	New Zealand Timber	Timber Funds	Real Estate	Trading	Corporate and Other	Total
2021								
Operating income	**$66.1**	**$6.8**	**$51.5**	**$63.3**	**$112.5**	**$0.1**	**($30.6)**	**$269.8**
Operating income attributable to NCI in Timber Funds	—	—	—	(45.6)	—	—	—	(45.6)
Gain on investment in Timber Funds [1]	—	—	—	(7.5)	—	—	—	(7.5)
Fund II Timberland Dispositions attributable to Rayonier [1]	—	—	—	(10.3)	—	—	—	(10.3)
Large Dispositions [1]	—	—	—	—	(44.8)	—	—	(44.8)
Depreciation, depletion & amortization	54.1	50.5	27.0	2.4	7.9	—	1.2	143.2
Non-cash cost of land and improved development	—	—	—	—	25.0	—	—	25.0
Adjusted EBITDA [1]	**$120.2**	**$57.3**	**$78.5**	**$2.3**	**$100.7**	**$0.1**	**($29.4)**	**$329.8**
2020								
Operating income (loss)	**$41.3**	**($10.0)**	**$30.0**	**($13.2)**	**$72.0**	**($0.5)**	**($45.2)**	**$74.4**
Operating loss attributable to NCI in Timber Funds	—	—	—	11.6	—	—	—	11.6
Timber write-offs resulting from casualty events attributable to Rayonier [1]	6.0	—	—	1.8	—	—	—	7.9
Costs related to the merger with Pope Resources [1]	—	—	—	—	—	—	17.2	17.2
Large Dispositions [1]	—	—	—	—	(28.7)	—	—	(28.7)
Depreciation, depletion & amortization	61.8	47.1	25.0	1.6	17.7	—	1.4	154.7
Non-cash cost of land and improved development	—	—	—	—	30.4	—	—	30.4
Adjusted EBITDA [1]	**$109.1**	**$37.1**	**$55.0**	**$1.8**	**$91.4**	**($0.5)**	**($26.6)**	**$267.4**

[1] Non-GAAP measure or pro forma item.

Rayonier

Overview of U.S. South Acquisitions | November 2022

24

Overview of U.S. South Acquisitions | November 2022 ($ in millions) Southern Timber Pacific Northwest Timber New Zealand Timber Timber Funds Real Estate Trading Corporate and Other Total 2019 Operating income (loss) $57.8 ($12.4) $48.0 — $38.7 — ($25.1) $107.0 Depreciation, depletion & amortization 61.9 29.2 27.8 — 8.2 — 1.2 128.2 Non-cash cost of land and improved development — — — — 12.6 — — 12.6 Adjusted EBITDA (1) $119.7 $16.7 $75.8 — $59.5 — ($23.9) $247.8 2018 Operating income $44.2 $8.1 $62.8 — $76.2 $1.0 ($22.3) $170.1 Depreciation, depletion & amortization 58.6 32.8 28.0 — 23.6 — 1.2 144.1 Non-cash cost of land and improved development — — — — 23.6 — — 23.6 Adjusted EBITDA (1) $102.8 $40.9 $90.8 — $123.4 $1.0 ($21.1) $337.7 2017 Operating income $42.2 $1.1 $57.6 — $130.9 $4.6 ($20.9) $215.5 Depreciation, depletion & amortization 49.4 32.0 27.5 — 17.9 — 0.8 127.6 Non-cash cost of land and improved development — — — — 13.7 — — 13.7 Costs related to shareholder litigation (1) — — — — — — 0.7 0.7 Large Dispositions (1) — — — — (67.0) — — (67.0) Adjusted EBITDA (1) $91.6 $33.1 $85.1 — $95.5 $4.6 ($19.4) $290.5 Reconciliation of Operating Income (Loss) to Adjusted EBITDA by Segment 25 (1) Non-GAAP measure or pro forma item.

Reconciliation of Operating Income (Loss) to Adjusted EBITDA by Segment

($ in millions)	Southern Timber	Pacific Northwest Timber	New Zealand Timber	Timber Funds	Real Estate	Trading	Corporate and Other	Total
2016								
Operating income (loss)	$43.1	($4.0)	$33.0	—	$202.4	$2.0	($20.8)	$255.8
Depreciation, depletion & amortization	49.8	25.2	23.4	—	16.3	—	0.4	115.1
Non-cash cost of land and improved development	—	—	—	—	11.7	—	—	11.7
Costs related to shareholder litigation (1)	—	—	—	—	—	—	2.2	2.2
Gain on foreign currency derivatives (1)	—	—	—	—	—	—	(1.2)	(1.2)
Large Dispositions (1)	—	—	—	—	(143.9)	—	—	(143.9)
Adjusted EBITDA (1)	**$92.9**	**$21.2**	**$56.5**	**—**	**$86.6**	**$2.0**	**($19.4)**	**$239.7**
2015								
Operating income	$46.7	$6.9	$1.6	—	$45.5	$1.2	($24.1)	$77.8
Depreciation, depletion & amortization	54.3	14.8	25.5	—	18.7	—	0.4	113.7
Non-cash cost of land and improved development	—	—	—	—	12.5	—	—	12.5
Costs related to shareholder litigation (1)	—	—	—	—	—	—	4.1	4.1
Adjusted EBITDA (1)	**$101.0**	**$21.7**	**$27.1**	**—**	**$76.7**	**$1.2**	**($19.6)**	**$208.1**
2014								
Operating income	$45.7	$29.5	$8.7	—	$48.3	$1.7	($35.6)	$98.3
Depreciation, depletion & amortization	52.2	21.3	32.2	—	13.4	—	0.9	120.0
Non-cash cost of land and improved development	—	—	—	—	13.2	—	—	13.2
Large Dispositions (1)	—	—	—	—	(21.4)	—	—	(21.4)
Internal review and restatement costs	—	—	—	—	—	—	3.4	3.4
Adjusted EBITDA (1)	**$97.9**	**$50.8**	**$40.9**	**—**	**$53.5**	**$1.7**	**($31.3)**	**$213.5**

(1) Non-GAAP measure or pro forma item.

Rayonier

Overview of U.S. South Acquisitions | November 2022

26

Enterprise Value to Adj. EBITDA Multiple Calculations

($ in millions, except per share amounts)

	Rayonier	NCREIF U.S. South	Acquisitions
Adjusted EBITDA * (1)	2022 Guidance	LTM Actual	Target EBITDA
Timber Segment(s)	$278	$474	$25
Real Estate	77	–	–
(–) Corporate / Other	(34)	–	–
Total Adjusted EBITDA *	**$320**	**$474**	**$25**
(–) Real Estate Adjusted EBITDA *	(77)	–	–
Adjusted EBITDA * (excl. Real Estate)	**$244**	**$474**	**$25**
Valuation			
Share Price @ 10/28/2022	$34.11	NA	NA
Shares & Units Outstanding (MMs) (2)	149.6	NA	NA
Equity Market Capitalization	$5,104	–	–
(+) Net Debt * (3)	989	–	–
(+/–) Other Adjustments (4)	262	–	–
Enterprise Value (5)	**$6,355**	**$15,727**	**$474**
EV / EBITDA Multiples			
Enterprise Value / Adjusted EBITDA *	19.9x	33.2x	19.0x
Enterprise Value / Adjusted EBITDA * (excl. Real Estate)	26.1x	33.2x	19.0x

(1) Rayonier based on midpoint of 2022 guidance per Q2 2022 Financial Supplement. NCREIF index based on LTM actual results through 2Q22. Acquisitions based on projected 10-year average Adjusted EBITDA.
(2) Shares and units outstanding for Rayonier as of 9/30/22 per Q3 2022 Financial Supplement.
(3) Net debt for Rayonier calculated as total debt less cash and equivalents (including $15.6 million of restricted cash held by LKE intermediary).
(4) Other Adjustments for Rayonier include appraised value (as of 12/31/21) of noncontrolling interest in New Zealand subsidiary (assuming NZ$/US$ exchange rate of 0.5813 as of 10/28/22).
(5) Enterprise Value ("EV") for NCREIF index based on LTM average U.S. South index valuation as of 2Q22. EV for Acquisitions based on total purchase price before transaction costs.
* Non-GAAP measure.

Rayonier
Overview of U.S. South Acquisitions | November 2022
27